10

                                                      1940 Act File No.811-08519

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A


REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940    X

      Amendment No.   3   ..............................................    X
                    ------                                               -------

                              FEDERATED CORE TRUST

               (Exact Name of Registrant as Specified in Charter)

                            Federated Investors Funds
                              5800 Corporate Drive
                       Pittsburgh, Pennsylvania 15237-7000
                    (Address of Principal Executive Offices)

                                 (412) 288-1900
                         (Registrant's Telephone Number)

                           John W. McGonigle, Esquire
                            Federated Investors Tower
                               1001 Liberty Avenue
                       Pittsburgh, Pennsylvania 15222-3779
                     (Name and Address of Agent for Service)
                (Notices should be sent to the Agent for Service)



                                   Copies To:

                           Matthew G. Maloney, Esquire
                     Dickstein Shapiro Morin & Oshinsky LLP
                              2101 L. Street, N.W.
                             Washington, D.C. 20037



                                                         FEDERATED CORE TRUST





Prospective Investor ____________________         Copy # ____________________







                    CONFIDENTIAL PRIVATE OFFERING MEMORANDUM



                            HIGH-YIELD BOND PORTFOLIO



                                 April 16, 1999













Investment Adviser
FEDERATED INVESTMENT MANAGEMENT COMPANY


Placement Agent
FEDERATED SECURITIES CORP.
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA 15222



                                                       Do Not Copy or Circulate

                                                         FEDERATED CORE TRUST







                                                       High-Yield Bond Portfolio






                    CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

                                 April 16, 1999

A Confidential Statement of Additional Information ("SAI") with respect to High-Yield Bond Portfolio (the "Portfolio") with the same date has been filed with the Securities and Exchange Commission (the "SEC"), and is incorporated herein by reference. A copy of the SAI is available without charge by calling the Portfolio's placement agent at 1-800-341-7400.

Shares of the Portfolio are not deposits or obligations of any bank, are not endorsed or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.

The securities described herein are offered pursuant to an exemption from the registration requirements of the Securities Act of 1933 (the "1933 Act"), as amended, and have not been registered with or approved or disapproved by the SEC or any other regulatory authority of any jurisdiction, nor has the SEC passed upon the accuracy or adequacy of this Memorandum. Any representation to the contrary is a criminal offense.

Shares of the Portfolio are being offered for investment only to investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D of the 1933 Act.

Investors will be required to represent that they meet certain financial requirements and that they are familiar with and understand the terms, risks and merits of an investment in the Portfolio.

No resale of shares may be made unless the shares are subsequently registered under the Securities Act or an exemption from such registration is available.

This Confidential Private Offering Memorandum has been prepared on a confidential basis solely for the information of the recipient and may not be reproduced, provided to others or used for any other purpose.

No person has been authorized to make representations or give any information with respect to the shares, except the information contained herein or in the Trust's registration statement filed under the Investment Company Act of 1940.

                            HIGH-YIELD BOND PORTFOLIO

                       A Portfolio of Federated Core Trust

                    CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

                                     Part A
                     (information required in a prospectus)

                                 April 16, 1999

Please read this Confidential Private Offering Memorandum carefully before investing and retain it for future reference. It contains important information about the Portfolio that investors should know before investing.

A copy of a Subscription Agreement and Investor Questionnaire for use in subscribing to purchase shares of the Portfolio accompanies delivery of this Memorandum. In order to purchase shares of the Portfolio, a prospective investor must satisfactorily complete, execute and deliver the Subscription Agreement and Investor Questionnaire to the Portfolio's Placement Agent.

Items 1,2 3, 5 and 9 of Part A are omitted pursuant to Item B(2)(b)of the General Instructions to Form N-1A.

Investment Objective, Principal Investment Strategies and Related Risks

Investment Objective
The investment objective of the Portfolio is to seek high current income. While there is no assurance that the Portfolio will achieve its investment objective, it endeavors to do so by following the strategies and policies described in this offering memorandum.

         Investment Strategy
The Portfolio provides exposure to the high-yield, lower-rated corporate bond market. At least 65 percent of the Portfolio's assets are invested in corporate bonds rated BBB or lower. The Adviser actively manages the Portfolio's portfolio seeking to realize the potentially higher returns of high-yield bonds (also known as "junk bonds") compared to returns of high-grade securities by seeking to minimize default risk and other risks through careful security selection and diversification.

The Adviser selects securities seeking high yields, low relative credit risk, and high portfolio diversification. If the issuer of a bond is unable to make all coupon and principal payments as promised, realized yields will be less than promised. The securities in which the Portfolio invests have high yields primarily because of the market's greater uncertainty about the issuer's ability to make all required interest and principal payments, and therefore about the returns that will be in fact be realized by the Portfolio.

The Adviser attempts to select bonds for investment by the Portfolio which offer superior potential returns for the default risks being assumed. The Adviser's securities selection process consists of a credit-intensive, fundamental analysis of the issuing firm. The Adviser's analysis focuses on the financial condition of the issuing firm, together with the issuer's business and product strength, competitive position, and management expertise. Further, the Adviser considers current economic, financial market, and industry factors, which may affect the issuer.

The Adviser attempts to minimize the Portfolio's portfolio credit risk through diversification. The Adviser selects securities to maintain broad portfolio diversification both by company and industry.



Securities and Techniques

Fixed Income Securities
The Portfolio invests primarily in lower-rated corporate fixed income securities. Corporate fixed income securities are debt securities issued by U.S. or foreign businesses. Notes, bonds, debentures and commercial paper are the most prevalent types of corporate debt securities. The Portfolio may also purchase interests in bank loans to companies.

The Portfolio treats preferred stock which is redeemable by the issuer as a fixed income security. Preferred stocks have the right to receive specified dividends or distributions before the issuer makes payments on its common stock. Some preferred stock also participates in dividends and distributions paid on common stock.

     The Portfolio may invest in fixed income securities of issuers based outside the U.S. The securities of foreign issuers in which the Portfolio invests are primarily traded in the U.S. and are predominantly denominated in U.S. dollars.

Fixed income securities pay interest, dividends or distributions at a specified rate. The rate may be a fixed percentage of the principal or adjusted periodically. In addition, the issuer of a fixed income security must repay the principal amount of the security, normally within a specified time.

A security's yield to maturity will increase or decrease depending upon whether it costs less (a discount) or more (a premium) than the principal amount.

The credit risks of corporate debt securities vary widely among issuers. In addition, the credit risk of an issuer's debt securities may vary based on their priority for repayment. For example, higher-ranking (senior) securities have a higher priority than lower ranking (subordinated) securities. This means that the issuer might not make payments on subordinated securities while continuing to make payments on senior securities. Typically, both senior and subordinated debt securities have a higher priority than redeemable preferred stock. Most of the fixed income securities in which the Portfolio invests will be uncollateralized and subordinated to other debt that a corporation has outstanding.

Lower rated fixed income securities are securities rated below investment grade (i.e., BB or lower) by a Nationally Recognized Rating Service. There is no minimal acceptable rating for a security to be purchased or held by the Portfolio and the Portfolio may purchase or hold unrated securities and securities whose issuers are in default.

Temporary Defensive Investments
The Portfolio may temporarily depart from its principal investment strategies by investing its assets in cash, cash items, and shorter-term, higher quality debt securities and similar obligations. It may do this to minimize potential losses and maintain liquidity to meet shareholder redemptions during adverse market conditions. This may cause the Portfolio to give up greater investment returns to maintain the safety of principal, that is, the original amount invested by shareholders.



Investment Risks

Credit Risks
Credit risk is the possibility that an issuer will default on a security by failing to pay interest or principal when due. If an issuer defaults, the Portfolio will lose money. The high yield bonds in which the Portfolio invests have a higher default risk than investment grade securities. Low-grade bonds are almost always uncollateralized and subordinated to other debt that a firm has outstanding.

Many fixed income securities receive credit ratings from services such as Standard & Poor's and Moody's Investor Services, Inc. These services assign ratings to securities by assessing the likelihood of issuer default. Lower credit ratings correspond to higher credit risk. If a security has not received a rating, the Portfolio must rely entirely upon the Adviser's credit assessment.

Fixed income securities generally compensate for greater credit risk by paying interest at a higher rate. The difference between the yield of a security and the yield of a U.S. Treasury security with a comparable maturity (the spread) measures the additional interest paid for risk. Spreads may increase generally in response to adverse economic or market conditions. A security's spread may also increase if the security's rating is lowered, or the security is perceived to have an increased credit risk. An increase in the spread will cause the price of the security to decline relative to higher quality instruments.

Liquidity Risks
Trading opportunities are more limited for fixed income securities that have not received any credit ratings, have received ratings below investment grade or are not widely held. These features may make it more difficult to sell or buy a security at a favorable price or time. Consequently, the Portfolio may have to accept a lower price to sell a security, sell other securities to raise cash or give up an investment opportunity, any of which could have a negative effect on the Portfolio's performance. Infrequent trading of securities may also lead to an increase in their price volatility.

Bond Market Risks
Prices of fixed income securities rise and fall in response to interest rate changes for similar securities. Generally, when interest rates rise, prices of fixed income securities fall.

Interest rate changes have a greater effect on the price of fixed income securities with longer durations. Duration measures the price sensitivity of a fixed income security to changes in interest rates.

Risks Related to the Economy
Like equity securities, the prices of high-yield securities are affected by the economy, which is keyed to current and anticipated developments in the U.S. and global economy.

Year 2000 Readiness
The "Year 2000" problem is the potential for computer errors or failures because certain computer systems may be unable to interpret dates after December 31, 1999. The Year 2000 problem may cause systems to process information incorrectly and could disrupt businesses that rely on computers, like the Portfolio.

While it is impossible to determine in advance all of the risks to the Portfolio, the Portfolio could experience interruptions in basic financial and operational functions. Portfolio shareholders could experience errors or disruptions in Portfolio share transactions or Portfolio communications.

The Portfolio's service providers are making changes to their computer systems to fix any Year 2000 problems. In addition, they are working to gather information from third-party providers to determine their Year 2000 readiness.

Year 2000 problems would also increase the risks of the Portfolio's investments. To assess the potential effect of the Year 2000 problem, the Adviser is reviewing information regarding the Year 2000 readiness of issuers of securities the Portfolio may purchase.

The financial impact of these issues for the Portfolio is still being determined. There can be no assurance that potential Year 2000 problems would not have a material adverse effect on the Portfolio.

Management Organization and Capital Structure

Investment Adviser
A Board of Directors governs the Trust. The Board selects and oversees the Adviser, Federated Investment Management Company. The Adviser manages the Portfolio's assets including buying and selling portfolio securities. The Adviser's address is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779. The Adviser will not receive a fee for its investment advisory services.

The Adviser and other subsidiaries of Federated advise more than 175 mutual funds and private accounts, which total over $111 billion in assets as of December 31, 1998. Federated was established in 1955 and is one of the largest mutual fund investment managers in the United States with approximately 1,900 employees. Over 4,000 investment professionals make Federated Funds available to their customers.

Portfolio Manager

     Mark E. Durbiano has been the Portfolio's portfolio manager since inception. He is Vice President of the Trust. Mr. Durbiano joined Federated in 1982 and has been a Senior Portfolio Manager and a Senior Vice President of the Portfolio's Adviser since 1996. From 1988 through 1995, Mr. Durbiano was a Portfolio Manager and a Vice President of the Portfolio's Adviser. Mr. Durbiano is a Chartered Financial Analyst and received his M.B.A. in Finance from the University of Pittsburgh.

Shareholder Information

Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933 (1933 Act). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D of the 1933 Act. This Confidential Private Offering Memorandum does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Pricing of Portfolio Shares
The net asset value (NAV) of the Portfolio is determined as of the end of regular trading (normally, 4:00 p.m., Eastern time) each day the NYSE is open.

The NAV per share of the Portfolio is computed by dividing the value of the Portfolio's assets, less all liabilities, by the total number of shares outstanding.

Purchase of Portfolio Shares
Shares of the Portfolio may be purchased any day the New York Stock Exchange
(NYSE) is open.

Purchases should be made in accordance with procedures established by the Transfer Agent.

Purchase orders for Shares of the Portfolio will receive the NAV next determined after the purchase order is received in proper form by the Portfolio's Transfer Agent, Federated Shareholder Services Company.

Payment by federal funds must be received by the Trust's custodian, State Street Bank and Trust Company, by 3:00 p.m. (Eastern time) the next business day following the receipt of the purchase order.

There is no minimum required initial or subsequent investment amount.

The Portfolio reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

Redemption of Portfolio Shares
Shares of the Portfolio may be redeemed any day the NYSE is open.

Redemption requests should be made in accordance with procedures established by the Transfer Agent.

Redemption requests will receive the NAV next determined after the request is received in proper form by the Transfer Agent.

Redemption proceeds will normally be delivered within one business day after a request is received in proper form. Payment may be delayed up to seven days:
o        to allow a purchase order to clear;
o        during periods of market volatility; or
o when a shareholder's trade activity or amount adversely impacts the Portfolio's ability to manage its assets.

Redemption in Kind
Although the Portfolio intends to pay Share redemptions in cash, it reserves the right to pay the redemption price in whole or in part by a distribution of the Portfolio's portfolio securities.

Confirmations and Account Statements
Shareholders will receive confirmation of purchases and redemptions. In addition, shareholders will receive periodic statements reporting all account activity including dividends paid. The Trust will not issue share certificates.

Dividends and Distributions
The Portfolio declares dividends daily and pays them monthly to shareholders. Purchases made by wire begin earning dividends on the day the wire is received. Purchases made by check begin earning dividends on the business day after the Portfolio receives the check.
In either case, dividends are earned through the day a redemption request is received.

Dividends will be automatically reinvested in additional Shares unless the shareholder has elected cash payments.

Tax Consequences
Portfolio distributions are taxable to the shareholder whether paid in cash or reinvested in the Portfolio. Dividends are taxable as ordinary income; capital gains are taxable at different rates depending upon the length of time the Portfolio holds its assets.

Portfolio distributions are expected to be both dividends and capital gains. Redemptions are taxable sales.

Distribution Arrangements

     Federated Securities Corp., is the Trust's Placement Agent. It receives no fee for its services.




                            HIGH-YIELD BOND PORTFOLIO

                       A Portfolio of Federated Core Trust

                    CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

                                     Part B
         (information required in a statement of additional information)

                                 April 16, 1999

This Part B is not a prospectus, Read this Part B in conjunction with the Part A for High-Yield Bond Portfolio dated April ___, 1999. Obtain Part A without charge by calling 1-800-341-7400.

Table of Contents

Portfolio History                                                     1

Investments, Techniques, Risks and Limitations                        2

Management of the Trust                                               6

Investment Advisory and Other Services                                9

Brokerage Allocation and Other Practices                             10

Capital Stock and Other Securities                                   11

Shareholder Information                                              11

Taxation of the Portfolio                                            12

Financial Statements                                                 12

Appendix                                                             12

Addresses                                                            14



Portfolio History

The Portfolio is a diversified portfolio of Federated Core Trust (the Trust). The Trust is an open-end, management investment company that was established under the laws of the Commonwealth of Massachusetts on August 21, 1996. The Trust may offer separate series of shares of beneficial interest representing interests in separate portfolios of securities.

Investments, Techniques, Risks and Limitations

Securities in which the Portfolio Invests

Following is a table that indicates which types of securities are a:
o        P= Principal investment of the Portfolio; (shaded in chart)
o        A= Acceptable (but not principal) investment of the Portfolio



-------------------------------------------------------------------- -----------------
Securities                                                           High-Yield Bond
                                                                        Portfolio
-------------------------------------------------------------------- -----------------
-------------------------------------------------------------------- -----------------
Fixed Income Securities                                                     P
--------------------------------------------------------------------
-------------------------------------------------------------------- -----------------
     Corporate Debt Securities                                              P
--------------------------------------------------------------------
-------------------------------------------------------------------- -----------------
     Zero Coupon Securities                                                 A
-------------------------------------------------------------------- -----------------
-------------------------------------------------------------------- -----------------
     Treasury Securities                                                    A
-------------------------------------------------------------------- -----------------
-------------------------------------------------------------------- -----------------
     Agency Securities                                                      A
-------------------------------------------------------------------- -----------------
-------------------------------------------------------------------- -----------------
     Asset Backed Securities                                                A
-------------------------------------------------------------------- -----------------
-------------------------------------------------------------------- -----------------
     Commercial Paper                                                       A
-------------------------------------------------------------------- -----------------
-------------------------------------------------------------------- -----------------
Equity Securities                                                           A
-------------------------------------------------------------------- -----------------
-------------------------------------------------------------------- -----------------
     Common Stock                                                           A
--------------------------------------------------------------------
-------------------------------------------------------------------- -----------------
     Preferred Stock                                                        P
-------------------------------------------------------------------- -----------------
-------------------------------------------------------------------- -----------------
     Interests in Other Limited Liability Companies                         A
-------------------------------------------------------------------- -----------------
-------------------------------------------------------------------- -----------------
     REIT's                                                                 A
-------------------------------------------------------------------- -----------------
-------------------------------------------------------------------- -----------------
     Warrants                                                               A
-------------------------------------------------------------------- -----------------
-------------------------------------------------------------------- -----------------
Foreign Securities                                                          A
-------------------------------------------------------------------- -----------------
-------------------------------------------------------------------- -----------------
     Depositary Receipts                                                    A
-------------------------------------------------------------------- -----------------
-------------------------------------------------------------------- -----------------
     Foreign Government Securities                                          A
-------------------------------------------------------------------- -----------------
-------------------------------------------------------------------- -----------------
Convertible Securities                                                      A
-------------------------------------------------------------------- -----------------
-------------------------------------------------------------------- -----------------
Special Transactions                                                        A
-------------------------------------------------------------------- -----------------
     Repurchase Agreements                                                  A
-------------------------------------------------------------------- -----------------
--------------------------------------------------------------------
     Reverse Repurchase Agreements                                          A
--------------------------------------------------------------------
-------------------------------------------------------------------- -----------------
     When Issued Transactions                                               A
-------------------------------------------------------------------- -----------------
-------------------------------------------------------------------- -----------------
     Securities Lending                                                     A
--------------------------------------------------------------------
-------------------------------------------------------------------- -----------------
     Asset Coverage                                                         A
-------------------------------------------------------------------- -----------------


Securities Descriptions and Techniques

In addition to the principal securities listed in Part A, the Portfolio may also invest in the following:


Fixed Income Securities

The Portfolio invests primarily in lower-rated corporate fixed income securities. Corporate fixed income securities are debt securities issued by U.S. or foreign businesses. Notes, bonds, debentures and commercial paper are the most prevalent types of corporate debt securities. The Portfolio may also purchase interests in bank loans to companies.

The Portfolio treats preferred stock which is redeemable by the issuer as a fixed income security. Preferred stocks have the right to receive specified dividends or distributions before the issuer makes payments on its common stock. Some preferred stock also participates in dividends and distributions paid on common stock.

     The Portfolio may invest in fixed income securities of issuers based outside the U.S. The securities of foreign issuers in which the Portfolio invests are traded in the U.S. and are denominated in U.S. dollars.

Fixed income securities pay interest, dividends or distributions at a specified rate. The rate may be a fixed percentage of the principal or adjusted periodically. In addition, the issuer of a fixed income security must repay the principal amount of the security, normally within a specified time.

A security's current yield measures the annual income earned on a security as a percentage of its price. A security's yield to maturity will increase or decrease depending upon whether it costs less (a discount) or more (a premium) than the principal amount.

The credit risks of corporate debt securities vary widely among issuers. In addition, the credit risk of an issuer's debt securities may vary based on their priority for repayment. For example, higher-ranking (senior) securities have a higher priority than lower ranking (subordinated) securities. This means that the issuer might not make payments on subordinated securities while continuing to make payments on senior securities. Typically, both senior and subordinated debt securities have a higher priority than redeemable preferred stock. Most of the fixed income securities in which the Portfolio invests will be uncollateralized and subordinated to other debt that a corporation has outstanding.

Lower rated fixed income securities are securities rated below investment grade by a Nationally Recognized Rating Service. Noninvestment grade fixed income securities are rated BB or below by a Rating Service. There is no minimal acceptable rating for a security to be purchased or held by the Portfolio and the Portfolio may purchase or hold unrated securities and securities whose issuers are in default.


     Zero coupon securities are discount securities which pay interest or principal only at final maturity, unlike debt securities that provide periodic payments of interest (referred to as a coupon payment). A zero coupon step-up security converts to a coupon security before final maturity. The difference between the purchase price and amount paid at maturity represents interest on the zero coupon security.

     Treasury securities are direct obligations of the federal government of the United States. Investors regard treasury securities as having the lowest credit risk.

     Agency securities are issued or guaranteed by a federal agency or other government sponsored entity acting under federal authority (a "GSE"). Some GSEs are supported by the full, faith and credit of the United States. Other GSEs receive support through federal subsidies, loans or other benefits. A few GSEs have no explicit financial support, but are regarded as having implied support because the federal government sponsors their activities. Investors regard agency securities as having low credit risk, but not as low as Treasury securities.

     The Portfolio treats mortgage backed securities guaranteed by GSEs as agency securities. Although a GSE guarantee protects against credit risk, it does not reduce the market and prepayment risks of these mortgage backed securities.

     Asset Backed Securities are payable from pools of obligations other than mortgages. Almost any type of fixed income assets (including other fixed income securities) may be used to create an asset backed security. However, most asset backed securities involve consumer or commercial debts with maturities of less than ten years. Asset backed securities may take the form of commercial paper or notes, in addition to pass through certificates. Asset backed securities may also resemble some types of CMOs, such as Floaters, Inverse Floaters, IOs and POs.

     Historically, borrowers are more likely to refinance their mortgage than any other type of consumer debt or short term commercial debt. In addition, some asset backed securities use prepayments to buy addition assets, rather than paying off the securities. Therefore, although asset backed securities may have some prepayment risks, they generally do not present the same degree of risk as mortgage backed securities.

     Commercial paper is an issuer's draft or note with a maturity of less than nine months. Companies typically issue commercial paper to Portfolio current expenditures. Most issuers constantly reissue their commercial paper and use the proceeds (or bank loans) to repay maturing paper. Commercial paper may default if the issuer cannot continue to obtain liquidity in this fashion. The short maturity of commercial paper reduces both the market and credit risk as compared to other debt securities of the same issuer.

Equity Securities

Equity securities represent a share of the issuer's earnings and assets, after the issuer pays its liabilities. Generally, issuers have discretion as to the payment of any dividends or distributions. As a result, investors cannot predict the income they will receive from equity securities. However, equity securities offer greater potential for appreciation than many other types of securities, because their value increases directly with the value of the issuer's business. The following describes the types of equity securities in which the Portfolio invests.

     Common Stocks are the most prevalent type of equity security. Common stockholders receive the residual value of the issuer's earnings and assets after the issuer pays its creditors and any preferred stockholders. As a result, changes in an issuer's earnings directly influence the value of its common stock.

     Interests In Other Limited Liability Companies. Corporations typically issue stocks. Other types of entities may issue securities comparable to common or preferred stocks. These entities include limited partnerships, limited liability companies, business trusts and companies organized outside the United States.

     REITs are real estate investment trusts that lease, operate and finance commercial real estate. REITs are exempt from federal corporate income tax if they limit their operations and distribute most of their income. Such tax requirements limit a REIT's ability to respond to changes in the commercial real estate market.

     Warrants give the Portfolio the option to buy the issuer's stock or other equity securities at a specified price. The Portfolio may buy the designated shares by paying the exercise price before the warrant expires. Warrants may become worthless if the price of the stock does not rise above the exercise price by the expiration date.

     Rights are the same as warrants, except they are typically issued to existing stockholders.

Foreign Securities

     Foreign  Securities  are  securities  of issuers based outside the U.S. The
Portfolio invests in foreign securities which are traded in the U.S. and are denominated in U.S. dollars. In addition to the risks normally associated with U.S. securities of the same type, Foreign Securities are subject to Risks of Foreign Investing.

     Depositary Receipts represent interests in underlying securities issued by a foreign company, but traded in another market than the underlying security. The foreign securities underlying American Depositary Receipts
     (ADRs) are traded in the U.S. ADRs provide a way to buy shares of foreign-based companies in the U.S. rather than in overseas markets. ADRs are also traded in U.S. dollars, eliminating the need for foreign exchange transactions. The foreign securities underlying European Depositary Receipts (EDRs), Global Depositary Receipts (GDRs), and International Depositary Receipts (IDRs), are traded globally or outside the U.S. Depositary Receipts involve many of the same risks of investing directly in foreign securities.

     Foreign Government Securities generally consist of fixed income securities supported by national, state or provincial governments or similar political subdivisions. Foreign government securities also include debt obligations of supranational entities, such as international organizations designed or supported by governmental entities to promote economic reconstruction or development, international banking institutions and related government agencies. Examples of these include, but are not limited to, the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank, the European Investment Bank and the Inter-American Development Bank.

     Foreign government securities also include fixed income securities of "quasi-governmental agencies" which are either issued by entities that are owned by a national, state or equivalent government or are obligations of a political unit that are not backed by the national government's full faith and credit and general taxing powers. Further, foreign government securities include mortgage- related securities issued or guaranteed by national, state or provincial governmental instrumentalities, including quasi-governmental agencies.

Convertible securities are fixed income securities that the Portfolio has the option to exchange for equity securities at a specified conversion price. The option allows the Portfolio to realize additional returns if the market price of the equity securities exceeds the conversion price. For example, the Portfolio may hold fixed income securities that are convertible into shares of common stock at a conversion price of $10 per share. If the market value of the shares of common stock reached $12, the Portfolio could realize an additional $2 per share by converting its fixed income securities.

Convertible securities have lower yields than comparable fixed income securities. In addition, at the time a convertible security is issued the conversion price exceeds the market value of the underlying equity securities. Thus, convertible securities may provide lower returns than non-convertible fixed income securities or equity securities depending upon changes in the price of the underlying equity securities. However, convertible securities permit the Portfolio to realize some of the potential appreciation of the underlying equity securities with less risk of losing its initial investment. The Portfolio treats convertible securities as fixed income securities for purposes of its investment policies and limitations.



Special Transactions

     Repurchase Agreements are transactions in which a Portfolio buys a security from a dealer or bank and agrees to sell the security back at a mutually agreed upon time and price. The repurchase price exceeds the sale price, reflecting an agreed upon interest rate effective for the period the Portfolio owns the security subject to repurchase. The agreed upon interest rate is unrelated to the interest rate on the underlying security. The Portfolio will only enter into repurchase agreements with banks and other recognized financial institutions, such as broker/dealers, which are deemed by the Adviser to be creditworthy

     The Portfolio's custodian or subcustodian is required to take possession of the securities subject to repurchase agreements.. The Adviser or subcustodian will monitor the value of the underlying security each day to ensure that the value of the security always equals or exceeds the repurchase price.

     Repurchase Agreements are subject to the Credit Risk that the original seller will not repurchase the securities from the Portfolio, which could result in the Portfolio receiving less than the purchase price on any sale of securities.

     Reverse Repurchase Agreements are repurchase agreements in which the Portfolio is the seller (rather than the buyer) of the securities, and agrees to repurchase them at an agreed upon time and price. A reverse repurchase agreement may be viewed as a type of borrowing by the Portfolio. Reverse Repurchase Agreements are subject to Credit Risk. In addition, Reverse Repurchase Agreements create Leverage Risk because the Portfolio must repurchase the underlying security at a higher price, regardless of the market value of the security at the time of repurchase.

     When Issued Transactions are arrangements in which the Portfolio purchases securities for a set price, with payment and delivery scheduled for a future time. During the period between purchase and settlement, no payment is made by the Portfolio to the issuer and no interest accrues to the Portfolio. The Portfolio records the transaction when it agrees to purchase the securities and reflects their value in determining the price of its shares. Settlement dates may be a month or more after entering into these transactions, and the market values of the securities purchased may vary from the purchase prices. Therefore, when issued transactions create Market Risk for the Portfolio. When issued transactions also involve Credit Risk in the event of a counterparty default.

     Securities Lending. The Portfolio may lend portfolio securities to firms that the Adviser has determined are creditworthy. In return, it will receive either cash or liquid securities as collateral from the borrower. The Portfolio will reinvest cash collateral in securities that qualify as an otherwise acceptable investment for the Portfolio. However, the Portfolio must pay interest to the borrower for the use of any cash collateral. If the market value of the loaned securities increases, the borrower must furnish additional collateral. While portfolio securities are on loan, the borrower pays the Portfolio the equivalent of any dividends or interest received on them. Loans are subject to termination at the option of the Portfolio or the borrower. The Portfolio will not have the right to vote on securities while they are being lent, but it will terminate a loan in anticipation of any important vote. The Portfolio may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash collateral to a securities lending agent or broker.

     Securities lending activities are subject to Market Risk and Credit Risk.

     Asset Coverage. In order to secure its obligations in connection with when-issued, and delayed-delivery transactions, the Portfolio will "cover" such transactions, as required under applicable interpretations of the SEC, either by owning the underlying securities; entering into an offsetting transaction; or segregating, earmarking, or depositing into an escrow account readily marketable securities in an amount at all times equal to or exceeding the Portfolio's commitment with respect to these instruments or contracts. As a result, use of these instruments will impede the Portfolio's ability to freely trade the assets being used to cover them, which could result in harm to the Portfolio.

INVESTMENT RISKS

There are many factors which may effect an investment in the Portfolio. The Portfolio's principal risks are described in Part A. Risk factors of the acceptable investments listed above are as follows.

Fixed Income Risks

Credit Risk
Credit risk is the possibility that an issuer will default on a security by failing to pay interest or principal when due. If an issuer defaults, the Portfolio will lose money.

Many fixed income securities receive credit ratings from services such as Standard & Poor's and Moody's Investor Services, Inc. These services assign ratings to securities by assessing the likelihood of issuer default. Lower credit ratings correspond to higher credit risk. If a security has not received a rating, the Portfolio must rely entirely upon the Adviser's credit assessment.

Fixed income securities generally compensate for greater credit risk by paying interest at a higher rate. The difference between the yield of a security and the yield of a U.S. Treasury security with a comparable maturity (the spread) measures the additional interest paid for risk. Spreads may increase generally in response to adverse economic or market conditions. A security's spread may also increase if the security's rating is lowered, or the security is perceived to have an increased credit risk. An increase in the spread will cause the price of the security to decline.

Risks of Foreign Investing
Foreign securities pose additional risks because foreign economic or political conditions may be less favorable than those of the United States. Securities in foreign markets may also be subject to taxation policies that reduce returns for U.S. investors.

Foreign companies may not provide information (including financial statements) as frequently or to as great an extent as companies in the United States. Foreign companies may also receive less coverage than United States companies by market analysts and the financial press. In addition, foreign countries may lack uniform accounting, auditing and financial reporting standards or regulatory requirements comparable to those applicable to U.S. companies. These factors may prevent the Portfolio and its Adviser from obtaining information concerning foreign companies that is as frequent, extensive and reliable as the information available concerning companies in the United States.

Foreign countries may have restrictions on foreign ownership of securities or may impose exchange controls, capital flow restrictions or repatriation restrictions which could adversely affect the liquidity of the Portfolio's investments.

Leverage Risks
Leverage risk is created when an investment exposes the Portfolio to a level of risk that exceeds the amount invested. Changes in the value of the investment magnify the Portfolio's risk of loss and potential gain.


Bond Market Risks
Prices of fixed income securities rise and fall in response to interest rate changes for similar securities. Generally, when interest rates rise, prices of fixed income securities fall. Interest rate changes have a greater effect on the price of fixed income securities with longer durations. Duration measures the price sensitivity of a fixed income security to changes in interest rates.

Equity Risks

Stock Market Risks
The value of equity securities in the Portfolio's portfolio will go up and down. These fluctuations could be a sustained trend or a drastic movement. The Portfolio's portfolio will reflect changes in prices of individual portfolio stocks or general changes in stock valuations. Consequently, the Portfolio's share price may decline and you could lose money.


INVESTMENT LIMITATIONS

Selling Short and Buying on Margin
The Portfolio will not sell any securities short or purchase any securities on margin, but may obtain such short-term credits as may be necessary for clearance of purchases and sales of portfolio securities.

Issuing Senior Securities and Borrowing Money
The Portfolio will not issue senior securities except that the Portfolio may borrow money directly or through reverse repurchase agreements as a temporary, extraordinary, or emergency measure to facilitate management of the portfolio by enabling the Portfolio to meet redemption requests when the liquidation of portfolio securities is deemed to be inconvenient or disadvantageous, and then only in amounts not in excess of one-third of the value of its total assets; provided that, while borrowings and reverse repurchase agreements outstanding exceed 5% of the Portfolio's total assets, any such borrowings will be repaid before additional investments are made. The Portfolio will not borrow money or engage in reverse repurchase agreements for investment leverage purposes.

Pledging Assets
The Portfolio will not mortgage, pledge, or hypothecate any assets except to secure permitted borrowings. In those cases, it may mortgage, pledge or hypothecate assets having a market value not exceeding the lesser of the dollar amounts borrowed or 15% of the value of its total assets at the time of borrowing.

Concentration of Investments
The Portfolio will not purchase securities if, as a result of such purchase, 25% or more of its total assets would be invested in any one industry. However, the Portfolio may at any time invest 25% or more of its assets in cash or cash items and securities issued and/or guaranteed by the U.S. government, its agencies or instrumentalities.

Investing in Commodities
The Portfolio will not purchase or sell commodities, commodity contracts, or commodity futures contracts.

Investing in Real Estate
The Portfolio will not purchase or sell real estate, although it may invest in securities of companies whose business involves the purchase or sale of real estate or in securities secured by real estate or interests in real estate.

Lending Cash or Securities
The Portfolio will not lend any of its assets, except portfolio securities up to one-third of its total assets. This shall not prevent the Portfolio from purchasing or holding corporate or U.S. government bonds, debentures, notes, certificates of indebtedness or other debt securities of an issuer, entering into repurchase agreements, or engaging in other transactions which are permitted by the Portfolio's investment objective and policies or the Trust's Declaration of Trust.

Underwriting
The Portfolio will not underwrite any issue of securities, except as it may be deemed to be an underwriter under the Securities Act of 1933 in connection with the sale of securities in accordance with its investment objective, policies, and limitations.

Diversification of Investments
With respect to 75% of its total assets, the Portfolio will not purchase the securities of any one issuer (other than cash, cash items, or securities issued and/or guaranteed by the U.S. government, its agencies or instrumentalities, and repurchase agreements collateralized by such securities) if, as a result, more than 5% of its total assets would be invested in the securities of that issuer. Also, the Portfolio will not purchase more than 10% of any class of the outstanding voting securities of any one issuer. For these purposes, the Portfolio considers common stock and all preferred stock of an issuer each as a single class, regardless of priorities, series, designations, or other differences.

The above limitations cannot be changed unless authorized by the "vote of a majority of its outstanding voting securities," as defined by the Investment Company Act. The following limitations, however, may be changed by the Trustees without shareholder approval. Shareholders will be notified before any material change in these limitations becomes effective.

Restricted and Illiquid Securities
The Portfolio will not invest more than 15% of its total assets in illiquid securities, including repurchase agreements providing for settlement in more than seven days after notice and certain restricted securities not determined by the Trustees to be liquid.

Except with respect to borrowing money, if a percentage limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from any change in value of total or net assets will not result in a violation of such restriction.

Management of the Trust

Board of Trustees, Management Information, Compensation
The Board is responsible for managing the Trust's business affairs and for exercising all the Trust's powers except those reserved for the shareholders. Information about each Board member is provided below and includes each person's: name, address, birth date, present position(s) held with the Trust, principal occupations for the past five years and other notable positions held, total compensation received as a Trustee from the Trust for its most recent fiscal year, and the total compensation received from the Federated Fund Complex for the most recent calendar year. The Trust is comprised of two portfolios and the Federated Fund Complex is comprised of 54 investment companies, whose investment advisers are affiliated with the Portfolio's Adviser.

An asterisk (*) denotes a Trustee who is deemed to be an interested person as defined in the Investment Company Act of 1940. The following symbol (#) denotes a Member of the Board's Executive Committee, which handles the Board's responsibilities between its meetings.



Name                                                                                                                  Total
Birth Date                                                                                       Aggregate      Compensation From
Address                            Principal Occupations                                       Compensation       Trust and Fund
Position With Trust                for Past Five Years                                          From Trust           Complex
John F. Donahue*+                  Chief Executive Officer and Director or Trustee of               $0         $0 for the Trust
Birth Date: July 28, 1924          the Federated Fund Complex; Chairman and Director,                          and 54 other
Federated Investors Tower          Federated Investors, Inc.; Chairman and Trustee,                            investment
1001 Liberty Avenue                Federated Investment Management Company; Chairman and                       companies in the
Pittsburgh, PA                     Director, Federated Investment Counseling, and                              Fund Complex
CHAIRMAN AND TRUSTEE               Federated Global Investment Management Corp.;
                                   Chairman, Passport Research, Ltd.
Thomas G. Bigley                   Director or Trustee of the Federated Fund Complex;             $321.89      $113,860.22 for the
Birth Date: February 3, 1934       Director, Member of Executive Committee, Children's                         Trust/ and 54 other
15 Old Timber Trail                Hospital of Pittsburgh; formerly: Senior Partner,                           investment
Pittsburgh, PA                     Ernst & Young LLP; Director, MED 3000 Group, Inc.;                          companies in the
TRUSTEE                            Director, Member of Executive Committee, University                         Fund Complex
                                   of Pittsburgh.

John T. Conroy, Jr.                Director or Trustee of the Federated Fund Complex;             $354.14      $125,264.48 for the
Birth Date: June 23, 1937          President, Investment Properties Corporation; Senior                        Trust and 54 other
Wood/IPC Commercial Dept.          Vice President, John R. Wood and Associates, Inc.,                          investment
John R. Wood Associates, Inc.      Realtors; Partner or Trustee in private real estate                         companies in the
Realtors                           ventures in Southwest Florida; formerly: President,                         Fund Complex
3255 Tamiami Trail North           Naples Property Management, Inc. and Northgate
Naples, FL                         Village Development Corporation.
TRUSTEE
Nicholas Constantakis              Director or Trustee of the Federated Fund Complex;               $0         $47,958.02 for the
Birth Date: September 3, 1939      formerly: Partner, Andersen Worldwide SC.                                   Trust and 29 other
175 Woodshire Drive                                                                                            investment
Pittsburgh, PA                                                                                                 companies in the
TRUSTEE                                                                                                        Fund Complex
William J. Copeland                Director or Trustee of the Federated Fund Complex;             $354.14      $125,264.48 for the
Birth Date: July 4, 1918           Director and Member of the Executive Committee,                             Trust and 54 other
One PNC Plaza-23rd Floor           Michael Baker, Inc.; formerly: Vice Chairman and                            investment
Pittsburgh, PA                     Director, PNC Bank, N.A., and PNC Bank Corp.;                               companies
TRUSTEE                            Director, Ryan Homes, Inc.                                                  in the Fund Complex

                                   Previous Positions: Director, United Refinery;
                                   Director, Forbes Fund; Chairman, Pittsburgh
                                   Foundation; Chairman, Pittsburgh Civic Light Opera.
John F. Cunningham++               Director or Trustee of some of the Federated Funds;              $0         $0 for the Trust
Birth Date: March 5, 1943          Chairman, President and Chief Executive Officer,                            and 26 other
353 El Brillo Way                  Cunningham & Co., Inc. ; Trustee Associate, Boston                          investment
Palm Beach, FL                     College; Director, EMC Corporation; formerly:                               companies in the
TRUSTEE                            Director, Redgate Communications.                                           Fund Complex

                                   Previous Positions: Chairman of the Board and Chief
                                   Executive Officer, Computer Consoles, Inc.; President
                                   and Chief Operating Officer, Wang Laboratories;
                                   Director, First National Bank of Boston; Director,
                                   Apollo Computer, Inc.

Lawrence D. Ellis, M.D.*           Director or Trustee of the Federated Fund Complex;             $321.89      $113,860.22 for the
Birth Date: October 11, 1932       Professor of Medicine, University of Pittsburgh;                            Trust and 54 other
3471 Fifth Avenue                  Medical Director, University of Pittsburgh Medical                          investment
Suite 1111                         Center - Downtown; Hematologist, Oncologist, and                            companies in the
Pittsburgh, PA                     Internist, University of Pittsburgh Medical Center;                         Fund Complex
TRUSTEE                            Member, National Board of Trustees, Leukemia Society
                                   of America.
Peter E. Madden                    Director or Trustee of the Federated Fund Complex;             $321.89      $113,860.22 for the
Birth Date: March 16, 1942         formerly: Representative, Commonwealth of                                   Trust and  54 other
One Royal Palm Way                 Massachusetts General Court; President, State Street                        investment
100 Royal Palm Way                 Bank and Trust Company and State Street Corporation.                        companies in the
Palm Beach, FL                                                                                                 Fund Complex
TRUSTEE                            Previous Positions: Director, VISA USA and VISA
                                   International; Chairman and Director, Massachusetts
                                   Bankers Association; Director, Depository Trust
                                   Corporation.
Charles F. Mansfield, Jr.++        Director or Trustee of some of the Federated Funds;              $0         $0 for the Trust
Birth Date: April 10, 1945         Management Consultant.                                                      and 26 other
80 South Road                                                                                                  investment
Westhampton Beach, NY TRUSTEE      Previous Positions: Chief Executive Officer, PBTC                           companies in the
                                   International Bank; Chief Financial Officer of Retail                       Fund Complex
                                   Banking Sector, Chase Manhattan Bank; Senior Vice
                                   President, Marine Midland Bank; Vice President,
                                   Citibank; Assistant Professor of Banking and Finance,
                                   Frank G. Zarb School of Business, Hofstra University.

John E. Murray, Jr., J.D.,         Director or Trustee of the Federated Fund Complex;             $321.89      $113,860.22 for the
S.J.D.                             President, Law Professor, Duquesne University;                              Trust and 54 other
Birth Date: December 20, 1932      Consulting Partner, Mollica & Murray.                                       investment
President, Duquesne University                                                                                 companies in the
Pittsburgh, PA                     Previous Positions: Dean and Professor of Law,                              Fund Complex
TRUSTEE                            University of Pittsburgh School of Law; Dean and
                                   Professor of Law, Villanova University School of Law.
Marjorie P. Smuts                  Director or Trustee of the Federated Fund Complex;             $321.89      $113,860.22 for the
Birth Date: June 21, 1935          Public Relations/Marketing/Conference Planning.                             Trust and 54 other
4905 Bayard Street                                                                                             investment
Pittsburgh, PA                     Previous Positions: National Spokesperson, Aluminum                         companies in the
TRUSTEE                            Company of America; business owner.                                         Fund Complex
John S. Walsh++                    Director or Trustee of some of the Federated Funds;              $0         $0 for the Trust
Birth Date: November 28, 1957      President and Director, Heat Wagon, Inc.; President                         and
2007 Sherwood Drive                and Director, Manufacturers Products, Inc.;                                 23 other investment
Valparaiso, IN                     President, Portable Heater Parts, a division of                             companies in the
TRUSTEE                            Manufacturers Products, Inc.; Director, Walsh &                             Fund Complex
                                   Kelly, Inc.; formerly: Vice President, Walsh & Kelly,
                                   Inc.

J. Christopher Donahue+            President or Executive Vice President of the                     $0         $0 for the Trust and
Birth Date: April 11, 1949         Federated Fund Complex; Director or Trustee of some                         16 other investment
Federated Investors Tower          of the Funds in the Federated Fund Complex; President                       companies in the
1001 Liberty Avenue                and Director, Federated Investors, Inc.; President                          Fund Complex
Pittsburgh, PA                     and Trustee, Federated Investment Management Company;
PRESIDENT                          President and Director, Federated Investment
                                   Counseling and Federated Global Investment
                                   Management Corp.; President, Passport
                                   Research, Ltd.; Trustee, Federated
                                   Shareholder Services Company; Director,
                                   Federated Services Company.




Edward C. Gonzales                 Trustee or Director of some of the Funds in the                  $0         $0 for the Trust and
Birth Date: October 22, 1930       Federated Fund Complex; President, Executive Vice                           1 other investment
Federated Investors Tower          President and Treasurer of some of the Funds in the                         companies
1001 Liberty Avenue                Federated Fund Complex; Vice Chairman, Federated                            in the Fund Complex
Pittsburgh, PA                     Investors, Inc.; Vice President, Federated Investment
EXECUTIVE VICE PRESIDENT           Management Company  and Federated Investment
                                   Counseling, Federated Global Investment Management
                                   Corp. and Passport Research, Ltd.; Executive Vice
                                   President and Director, Federated Securities Corp.;
                                   Trustee, Federated Shareholder Services Company
John W. McGonigle                  Executive Vice President and Secretary of the                    $0         $0 for the Trust and
Birth Date: October 26, 1938       Federated Fund Complex; Executive Vice President,                           54 other investment
Federated Investors Tower          Secretary, and Director, Federated Investors, Inc.;                         companies in the
1001 Liberty Avenue                Trustee, Federated Investment Management Company;                           Fund Complex
Pittsburgh, PA                     Director, Federated Investment Counseling and
EXECUTIVE VICE PRESIDENT AND       Federated Global Investment Management Corp.;
SECRETARY                          Director, Federated Services Company; Director,
                                   Federated Securities Corp.
Richard J. Thomas                  Treasurer of the Federated Fund Complex; Vice                    $0         $0 for the Trust and
Birth Date:  June 17, 1954         President - Funds Financial Services Division,                              54 other investment
Federated Investors Tower          Federated Investors, Inc.; Formerly: various                                companies in the
1001 Liberty Avenue                management positions within Funds Financial Services                        Fund Complex
Pittsburgh, PA                     Division of Federated Investors, Inc.
TREASURER
Richard B. Fisher                  President or Vice President of some of the Funds in              $0         $0 for the Trust and
Birth Date: May 17, 1923           the Federated Fund Complex; Director or Trustee of                          6 other investment
Federated Investors Tower          some of the Funds in the Federated Fund Complex;                            companies in the
1001 Liberty Avenue                Executive Vice President, Federated Investors, Inc.;                        Fund Complex
Pittsburgh, PA                     Chairman and Director, Federated Securities Corp.
VICE PRESIDENT
Mark E. Durbiano                   Mark E. Durbiano has been the Trust's portfolio                  $0         $0 for the Trust and
Birth Date: September 21, 1959     manager since inception. He is Vice President of the                        no other investment
Federated Investors Tower          Trust.  Mr. Durbiano joined Federated in 1982 and has                       companies in the
1001 Liberty Avenue                been a Senior Portfolio Manager and a Senior Vice                           Fund Complex
Pittsburgh, PA                     President of the Trust's Adviser since 1996.  From
VICE PRESIDENT                     1988 through 1995, Mr. Durbiano was a Portfolio
                                   Manager and a Vice President of the Trust's Adviser.
                                   Mr. Durbiano is a Chartered Financial Analyst and
                                   received his M.B.A. in Finance from the University of
                                   Pittsburgh.

J. Thomas Madden                   Chief Investment Officer of this Fund and various                $0         $0 for the Trust and
Birth Date: October 22, 1945       other Funds in the Federated Fund Complex; Executive                        12 other investment
Federated Investors Tower          Vice President, Federated Investment Counseling,                            companies in the
1001 Liberty Avenue                Federated Global Investment Management Corp.,                               Fund Complex
Pittsburgh, PA                     Federated Investment Management Company and Passport
CHIEF INVESTMENT OFFICER           Research, Ltd.; Vice President, Federated Investors,
                                   Inc.; formerly: Executive Vice President and
                                   Senior Vice President, Federated Investment
                                   Counseling Institutional Portfolio Management
                                   Services Division; Senior Vice President,
                                   Federated Investment Management Company and
                                   Passport Research, Ltd.
------------------------------- -- ------------------------------------------------------- -- ---------------- ------------------

+ Mr. Donahue is the father of J. Christopher Donahue, President of the Trust.

++Messrs. Cunningham , Mansfield, and Walsh became members of the Board of Trustees on January 1, 1999. They did not earn any fees for serving the Fund Complex since these fees are reported as of the end of the last calendar year. They did not receive any fees as of the fiscal year end of the Trust.


As of February 1, 1999 the Portfolio's Board and Officers as a group owned less than 1% of the Portfolio's outstanding Shares.

Investment Advisory and Other Services

Investment Adviser

     The Adviser conducts investment research and makes investment decisions for the Portfolio. The Adviser is a wholly-owned subsidiary of Federated Investors, Inc. (Federated).

The Adviser shall not be liable to the Trust or any Portfolio shareholder for any losses that may be sustained in the purchase, holding, or sale of any security or for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed upon it by its contract with the Trust.

The Adviser will provide investment advisory services at no fee.

Principal Underwriter
The Portfolio's placement agent is Federated Securities Corp., located at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.

Administrator
Federated Services Company, a subsidiary of Federated, provides administrative personnel and services (including certain legal and financial reporting services) necessary to operate the Portfolio. Federated Services Company provides these services at the following annual rate of the average daily net assets of all Federated Funds as specified below:

           Maximum                  Average Aggregate Daily Net Assets
      Administrative Fee               of the Federated Funds
         0.150 of 1%                  on the first $250 million
         0.125 of 1%                  on the next $250 million
         0.100 of 1%                  on the next $250 million
         0.075 of 1%            on assets in excess of $750 million

Federated Services Company also provides certain accounting and recordkeeping services with respect to the Portfolio's portfolio investments for a fee based on Portfolio assets plus out-of-pocket expenses.

Federated Services Company will voluntarily waive all or a portion of the administrative fee paid by the Portfolio. Federated Services Company may terminate this voluntary waiver at any time.

Custodian
State Street Bank and Trust Company, Boston, Massachusetts, is custodian for the securities and cash of the Portfolio.

Transfer Agent and Dividend Disbursing Agent
Federated Services Company, through its registered transfer agent subsidiary, Federated Shareholder Services Company, maintains all necessary shareholder records. The Portfolio pays the transfer agent a fee based on the size, type and number of accounts and transactions made by shareholders.

Independent Auditor
Ernst & Young LLP is the independent auditor for the Portfolio.

Brokerage Allocation and Other Practices

Brokerage Transactions
When selecting brokers and dealers to handle the purchase and sale of portfolio instruments, the Adviser looks for prompt execution of the order at a favorable price. The Adviser will generally use those who are recognized dealers in specific portfolio instruments, except when a better price and execution of the order can be obtained elsewhere. The Adviser may select brokers and dealers based on whether they also offer research services (as described below). In selecting among firms believed to meet these criteria, the Adviser may give consideration to those firms which have sold or are selling Shares of the Portfolio and other funds distributed by the Distributor and its affiliates. The Adviser makes decisions on portfolio transactions and selects brokers and dealers subject to review by the Portfolio's Board.

Research Services
Research services may include advice as to the advisability of investing in securities; security analysis and reports; economic studies; industry studies; receipt of quotations for portfolio evaluations; and similar services. Research services may be used by the Adviser or by affiliates of Federated in advising other accounts. To the extent that receipt of these services may replace services for which the Adviser or its affiliates might otherwise have paid, it would tend to reduce their expenses. The Adviser and its affiliates exercise reasonable business judgment in selecting those brokers who offer brokerage and research services to execute securities transactions. They determine in good faith that commissions charged by such persons are reasonable in relationship to the value of the brokerage and research services provided.

Investment decisions for the Portfolio are made independently from those of other accounts managed by the Adviser. When the Portfolio and one or more of those accounts invests in, or disposes of, the same security, available investments or opportunities for sales will be allocated among the Portfolio and the account(s) in a manner believed by the Adviser to be equitable. While the coordination and ability to participate in volume transactions may benefit the Portfolio, it is possible that this procedure could adversely impact the price paid or received and/or the position obtained or disposed of by the Portfolio.

Capital Stock and Other Securities

Capital Stock
Holders of the Portfolio's shares of beneficial interest will have equal rights to participate in distributions made by the Portfolio, equal rights to the Portfolio's assets upon dissolution and equal voting rights; the Portfolio does not allow cumulative voting. Investors will have no preemptive or other right to subscribe to any additional shares of beneficial interest or other securities issued by the Trust. Shares may be redeemed at any time at NAV with no charge.

Massachusetts Partnership Law
Under certain circumstances, shareholders may be held personally liable as partners under Massachusetts law for obligations of the Trust. To protect its shareholders, the Trust has filed legal documents with Massachusetts that expressly disclaim the liability of its shareholders for acts or obligations of the Trust.

In the unlikely event a shareholder is held personally liable for the Trust obligations, the Trust is required by the Declaration of Trust to use its property to protect or compensate the shareholder. On request, the Trust will defend any claim made and pay any judgment against a shareholder for any act or obligation of the Trust. Therefore, financial loss resulting from liability as a shareholder will occur only if the Trust itself cannot meet its obligations to indemnify shareholders and pay judgments against them.

Shareholder Information

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act.

Offering Price
The Portfolio's net asset value (NAV) per Share fluctuates and is based on the market value of all securities and other assets of the Portfolio.

Market values of the Portfolio's portfolio securities are determined as follows:

         for bonds and other fixed income securities, at the last sale price on a national securities exchange, if available, otherwise, as determined by an independent pricing service;

         for short-term obligations, according to the mean between bid and asked prices as furnished by an independent pricing service, except that short-term obligations with remaining maturities of less than 60 days at the time of purchase may be valued at amortized cost or at fair market value as determined in good faith by the Board; and

     for all other securities, at fair value as determined in good faith by the Board.

Prices provided by independent pricing services may be determined without relying exclusively on quoted prices and may consider: institutional trading in similar groups of securities, yield, quality, stability, risk, coupon rate, maturity, type of issue, trading characteristics, and other market data or factors. From time to time, when prices cannot be obtained from an independent pricing service, securities may be valued based on quotes from broker-dealers or other financial institutions that trade the securities.

The Portfolio values futures contracts and options at their market values established by the exchanges on which they are traded at the close of trading on such exchanges. The Board may determine in good faith that another method of valuing such investments is necessary to appraise their fair market value.

Redemption in Kind
Although the Portfolio intends to pay Share redemptions in cash, it reserves the right, as described below, to pay the redemption price in whole or in part by a distribution of the Portfolio's portfolio securities.

Because the Portfolio has elected to be governed by Rule 18f-1 under the Investment Company Act of 1940, the Portfolio is obligated to pay Share redemptions to any one shareholder in cash only up to the lesser of $250,000 or 1% of the net assets represented by such Share class during any 90-day period.

Any Share redemption payment greater than this amount will also be in cash unless the Portfolio's Board determines that payment should be in kind. In such a case, the Portfolio will pay all or a portion of the remainder of the redemption in portfolio securities, valued in the same way as the Portfolio determines its NAV. The portfolio securities will be selected in a manner that the Portfolio's Board deems fair and equitable and, to the extent available, such securities will be readily marketable.

Redemption in kind is not as liquid as a cash redemption. If redemption is made in kind, shareholders receiving the portfolio securities and selling them before their maturity could receive less than the redemption value of the securities and could incur certain transaction costs.

Taxation of the Portfolio

The Portfolio intends to meet requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies. If these requirements are not met, it will not receive special tax treatment and will pay federal income tax.

Financial Statements

Investors of record will receive annual reports audited by the Portfolio's independent auditor and unaudited semi-annual reports.

Appendix


Standard and Poor's Long-Term Debt Rating Definitions
AAA--Debt rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

AA--Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

A--Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB--Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

BB--Debt rated BB has less near-term, vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB-rating.

B--Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB or BB-rating.

CCC--Debt rated CCC has a currently identifiable vulnerability to default, and is dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial, or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The CCC rating category is also used for debt subordinated to senior debt that is assigned an actual or implied B or B-rating.

CC--The rating CC typically is applied to debt subordinated to senior debt that is assigned an actual or implied CCC debt rating.

C--The rating C typically is applied to debt subordinated to senior debt which is assigned an actual or implied CCC-debt rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

Moody's Investors Service, Inc. Long-Term Bond Rating Definitions
AAA--Bonds which are rated AAA are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as gilt edged. Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues. AA--Bonds which are rated AA are judged to be of high quality by all standards. Together with the AAA group, they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in AAA securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in AAA securities. A--Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future. BAA--Bonds which are rated BAA are considered as medium grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well. BA--Bonds which are BA are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class. B--Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small. CAA--Bonds which are rated CAA are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest. CA--Bonds which are rated CA represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings. C--Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing. Fitch IBCA, Inc. Long-Term Debt Rating Definitions AAA--Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events. AA--Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F-1+. A--Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings. BBB--Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings. BB--Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements. B--Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.
CCC--Bonds have certain identifiable characteristics which, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment. CC--Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time. C--Bonds are imminent default in payment of interest or principal.

Addresses

High-Yield Bond Portfolio

Federated Investors Funds
5800 Corporate Drive
Pittsburgh, PA 15237-7000


Placement Agent
Federated Securities Corp.
Federated Investors Tower
1001 Liberty Avenue,
Pittsburgh, PA 15222-3779


Investment Adviser
Federated Investment Management Company
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA 15222-3779


Custodian
State Street Bank and Trust Company
P.O. Box 8600
Boston, MA 02266-8600


Transfer Agent and Dividend Disbursing Agent
Federated Shareholder Services Company
P.O. Box 8600
Boston, MA 02266-8600


Independent Public Accountants
Ernst & Young LLP
200 Clarendon Street
Boston, MA 02116-5072













Cusip 31409N101
(4/99)



PART C.         OTHER INFORMATION.

Item 23.          Exhibits:

   (a)     Conformed copy of of Declaration of Trust of the Registrant; 1
   (b)     Copy of By-Laws of the Registrant; 1
   (c)     Not applicable;
   (d)     Conformed copy of Investment Advisory Contract of the Registrant; 2
   (e)     Conformed copy of Placement Agent Agreement; 2
   (f)     Not applicable;
   (g)     Conformed copy of Custodian Agreement of the Registrant;1
   (h)     Conformed copy of Agreement for Fund Accounting Services,
               Administrative Services, Shareholder Transfer
           Agency Services and Custody Services Procurement ; 2
  (i)      Not applicable;
  (j)      Not applicable;
  (k)      Not applicable;
  (l)      Form of Written Assurances from Initial Shareholders; 2
  (m)      Not applicable;
  (n)      Not applicable;
  (o)      Not applicable;
  (p)      (i) Conformed Copy of Power of Attorney; 1
       (ii) Conformed Copy of Limited Power of Attorney +
--------------------------------
+ Exhibits have been filed electronically.

1. Response is incorporated by reference to Registrant's Initial Registration Statement on Form N-1A filed December 30, 1997 (File No. 811-08519).

2. Response is incorporated by reference to Registrant's Amendment No. 1 on Form N-1A filed (File No. 811-08519).

Item 24.          Persons Controlled by or Under Common Control with Registrant

                  None

Item 25.          Indemnification:

                  Indemnification is provided to Officers and Trustees of the Registrant pursuant to Section 2 of Article XII of Registrant's Declaration of Trust. The Investment Advisory Contract between the Registrant and Federated Research Corp. ("Adviser") provides that, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties under the Investment Advisory Contract on the part of Adviser, Adviser shall not be liable to the Registrant or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security. Registrant's Trustees and Officers are covered by an Investment Trust Errors and Omissions Policy.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, Officers, and controlling persons of the Registrant by the Registrant pursuant to the Declaration of Trust or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by Trustees), Officers, or controlling persons of the Registrant in connection with the successful defense of any act, suit, or proceeding) is asserted by such Trustees, Officers, or controlling persons in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

                  Insofar as indemnification for liabilities may be permitted pursuant to Section 17 of the Investment Company Act of 1940 for Trustees, Officers, and controlling persons of the Registrant by the Registrant pursuant to the Declaration of Trust or otherwise, the Registrant is aware of the position of the Securities and Exchange Commission as set forth in Investment Company Act Release No. IC-11330. Therefore, the Registrant undertakes that in addition to complying with the applicable provisions of the Declaration of Trust or otherwise, in the absence of a final decision on the merits by a court or other body before which the proceeding was brought, that an indemnification payment will not be made unless in the absence of such a decision, a reasonable determination based upon factual review has been made (i) by a majority vote of a quorum of non-party Trustees who are not interested persons of the Registrant or (ii) by independent legal counsel in a written opinion that the indemnitee was not liable for an act of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties. The Registrant further undertakes that advancement of expenses incurred in the defense of a proceeding (upon undertaking for repayment unless it is ultimately determined that indemnification is appropriate) against an Officer, Trustee, or controlling person of the Registrant will not be made absent the fulfillment of at least one of the following conditions: (i) the indemnitee provides security for his undertaking; (ii) the Registrant is insured against losses arising by reason of any lawful advances; or (iii) a majority of a quorum of disinterested non-party Trustees or independent legal counsel in a written opinion makes a factual determination that there is reason to believe the indemnitee will be entitled to indemnification.

Item 26.          Business and Other Connections of Investment Adviser:

(a) For a description of the other business of the investment adviser, see the section entitled "Management Organizaton and Capital Structure"in Part A. The affiliations with the Registrant of four of the Trustees and one of the Officers of the investment adviser are included in Part B of this Registration Statement under "Management of the Trust" The remaining Trustee of the investment adviser, his position with the investment adviser, and, in parentheses, his principal occupation is: Mark D. Olson (Partner, Wilson, Halbrook & Bayard), 107 W. Market Street, Georgetown, Delaware 19947.

The remaining Officers of the investment adviser are:

              Executive Vice Presidents:       William D. Dawson, III
                                               Henry A. Frantzen
                                               J. Thomas Madden

              Senior Vice Presidents:          Joseph M. Balestrino
                                               Drew J. Collins
                                               Jonathan C. Conley
                                               Deborah A. Cunningham
                                               Mark E. Durbiano
                                               Sandra L. McInerney
                                               Susan M. Nason
                                               Mary Jo Ochson
                                               Robert J. Ostrowski

              Vice Presidents:                 Todd A. Abraham
                                               J. Scott Albrecht
                                               Arthur J. Barry
                                               Randall S. Bauer
                                               David A. Briggs
                                               Micheal W. Casey
                                               Kenneth J. Cody
                                               Alexandre de Bethmann
                                               Michael P. Donnelly
                                               Linda A. Duessel
                                               Donald T. Ellenberger
                                               Kathleen M. Foody-Malus
                                               Thomas M. Franks
                                               Edward C. Gonzales
                                               James E. Grefenstette
                                               Susan R. Hill
                                               Stephen A. Keen
                                               Robert K. Kinsey
                                               Robert M. Kowit
                                               Jeff A. Kozemchak
                                               Richard J. Lazarchic
                                               Steven Lehman
                                               Marian R. Marinack
                                               Keith J. Sabol
                                               Frank Semack
                                               Aash M. Shah
                                               Christopher Smith
                                               Tracy P. Stouffer
                                               Edward J. Tiedge
                                               Paige M. Wilhelm
                                               Jolanta M. Wysocka
                                               Marc Halperin
              Assistant Vice Presidents:       Nancy J. Belz
                                               Robert E. Cauley
                                               Lee R. Cunningham, II
                                               B. Anthony Delserone, Jr.
                                               Paul S. Drotch
                                               Salvatore A. Esposito
                                               Donna M. Fabiano
                                               John T. Gentry
                                               William R. Jamison
                                               Constantine Kartsonsas
                                               John C. Kerber
                                               Grant K. McKay
                                               Natalie F. Metz
                                               Joseph M. Natoli
                                               John Sheehy
                                               Michael W. Sirianni
                                               Leonardo A. Vila
                                               Lori A. Wolff
                                               Gary Farwell


              Secretary:                       Stephen A. Keen

              Treasurer:                       Thomas R. Donahue

              Assistant Secretaries:           Thomas R. Donahue
                                               Richard B. Fisher
                                               Christine I. Newcamp

              Assistant Treasurer:             Richard B. Fisher

              The business address of each of the Officers of the investment adviser is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779. These individuals are also officers of a majority of the investment advisers to the investment companies in the Federated Fund Complex described in Part B of this Registration Statement.

Item 27.          Principal Underwriters:

     (a)......Federated  Securities  Corp. the Placement Agent for shares of the
Registrant, acts as principal underwriter for the following open-end investment companies, including the Registrant:

Automated Government Money Trust; Cash Trust Series II; Cash Trust Series, Inc.; CCB Funds; Edward D. Jones & Co. Daily Passport Cash Trust; Federated Adjustable Rate U.S. Government Fund, Inc.; Federated American Leaders Fund, Inc.; Federated ARMs Fund; Federated Core Trust; Federated Equity Funds; Federated Equity Income Fund, Inc.; Federated Fund for U.S. Government Securities, Inc.; Federated GNMA Trust; Federated Government Income Securities, Inc.; Federated Government Trust; Federated High Income Bond Fund, Inc.; Federated High Yield Trust; Federated Income Securities Trust; Federated Income Trust; Federated Index Trust; Federated Institutional Trust; Federated Insurance Series; Federated Master Trust; Federated Municipal Opportunities Fund, Inc.; Federated Municipal Securities Fund, Inc.; Federated Municipal Trust; Federated Short-Term Municipal Trust; Federated Short-Term U.S. Government Trust; Federated Stock and Bond Fund, Inc.; Federated Stock Trust; Federated Tax-Free Trust; Federated Total Return Series, Inc.; Federated U.S. Government Bond Fund; Federated U.S. Government Securities Fund: 1-3 Years; Federated U.S. Government Securities
Fund: 2-5 Years; Federated U.S. Government Securities Fund: 5-10 Years; Federated Utility Fund, Inc.; Fixed Income Securities, Inc.; ; Hibernia Funds; Independence One Mutual Funds; Intermediate Municipal Trust; International Series, Inc.; Investment Series Funds, Inc.; Liberty U.S. Government Money Market Trust; Liquid Cash Trust; Managed Series Trust; Marshall Funds, Inc.; Money Market Management, Inc.; Money Market Obligations Trust; Money Market Obligations Trust II; Money Market Trust; Municipal Securities Income Trust; Newpoint Funds; Regions Funds; RIGGS Funds; SouthTrust Funds; Tax-Free Instruments Trust; The Planters Funds; The Wachovia Funds; The Wachovia Municipal FundsTrust for Government Cash Reserves; Trust for Short-Term U.S. Government Securities; Trust for U.S. Treasury Obligations; Vision Group of Funds, Inc.; World Investment Series, Inc.; Blanchard Funds; Blanchard Precious Metals Fund, Inc.; DG Investor Series; High Yield Cash Trust; Investment Series Trust; Star Funds; Targeted Duration Trust; The Virtus Funds; Trust for Financial Institutions;

     Federated Securities Corp. also acts as principal underwriter for the following closed-end investment company: Liberty Term Trust, Inc.- 1999.




                  (b)

              (1)                                         (2)                                   (3)
Name and Principal                         Positions and Offices                      Positions and Offices
 Business Address                             With Distributor                            With Registrant


Richard B. Fisher                          Director, Chairman, Chief                        Vice President
Federated Investors Tower                  Executive Officer, Chief
1001 Liberty Avenue                        Operating Officer, Asst.
Pittsburgh, PA 15222-3779                  Secretary and Asst.
                                           Treasurer, Federated
                                           Securities Corp.

Edward C. Gonzales                         Director, Executive Vice                         Executive Vice
Federated Investors Tower                  President,                                       President
1001 Liberty Avenue                        Federated Securities Corp.
Pittsburgh, PA 15222-3779

Thomas R. Donahue                          Director, Assistant Secretary                    Treasurer
Federated Investors Tower                  and Assistant Treasurer
1001 Liberty Avenue                        Federated Securities Corp.
Pittsburgh, PA 15222-3779

James F. Getz                              President-Broker/Dealer,                               --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

John B. Fisher                             President-Institutional Sales,                         --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

David M. Taylor                            Executive Vice President                               --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Mark W. Bloss                              Senior Vice President,                                 --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779





Richard W. Boyd                            Senior Vice President,                                 --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779



Laura M. Deger                             Senior Vice President,                                 --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Theodore Fadool, Jr.                       Senior Vice President,                                 --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Bryant R. Fisher                           Senior Vice President,                                 --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Christopher T. Fives                       Senior Vice President,                                 --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

James S. Hamilton                          Senior Vice President,                                 --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

James M. Heaton                            Senior Vice President,                                 --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Keith Nixon                                Senior Vice President,                                 --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Solon A. Person, IV                        Senior Vice President,                                 --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Timothy C. Pillion                         Senior Vice President,                                 --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779





Thomas E. Territ                           Senior Vice President,                                 --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Ernest G. Anderson                         Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Teresa M. Antoszyk                         Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

John B. Bohnet                             Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Jane E. Broeren-Lambesis                   Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

David J. Callahan                          Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Mary J. Combs                              Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

R. Edmond Connell, Jr.                     Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

R. Leonard Corton, Jr.                     Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Kevin J. Crenny                            Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Daniel T. Culbertson                       Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

G. Michael Cullen                          Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Marc C. Danile                             Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

William C. Doyle                           Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Jill Ehrenfeld                             Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Mark D. Fisher                             Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Joseph D. Gibbons                          Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

John K. Goettlicher                        Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Craig S. Gonzales                          Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Raymond Hanley                             Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Bruce E. Hastings                          Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Beth A. Hetzel                             Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

James E. Hickey                            Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Charlene H. Jennings                       Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

H. Joseph Kennedy                          Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Michael W. Koenig                          Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Michael R. Manning                         Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Mark J. Miehl                              Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Richard C. Mihm                            Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

J. Michael Miller                          Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Alec H. Neilly                             Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Thomas A. Peters III                       Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779





Robert F. Phillips                         Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Richard A. Recker                          Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Eugene B. Reed                             Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Paul V. Riordan                            Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

John Rogers                                Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Brian S. Ronayne                           Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Thomas S. Schinabeck                       Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Edward L. Smith                            Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

David W. Spears                            Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

John A. Staley                             Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Colin B. Starks                            Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Jeffrey A. Stewart                         Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

William C. Tustin                          Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Paul A. Uhlman                             Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Miles J. Wallace                           Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

John F. Wallin                             Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Richard B. Watts                           Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Edward J. Wojnarowski                      Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Michael P. Wolff                           Vice President,                                        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Edward R. Bozek                            Assistant Vice President,                              --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Terri E. Bush                              Assistant Vice President,                              --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Beth C. Dell                               Assistant Vice President,                              --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

David L. Immonen                           Assistant Vice President,                              --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Renee L. Martin                            Assistant Vice President,                              --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Robert M. Rossi                            Assistant Vice President,                              --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Matthew S. Hardin                          Secretary,                                             --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Denis McAuley  Treasurer,                  --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Leslie K. Ross Assistant Secretary,        --
Federated Investors Tower                  Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

(c)      Not Applicable


Item 28.          Location of Accounts and Records:

All accounts and records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and Rules 31a-1 through 31a-3 promulgated thereunder are maintained at one of the following locations:




Registrant                                                Federated Investors Tower
                                                          1001 Liberty Avenu
                            Pittsburgh, PA 1522-3779
        (Notices should be sent to the Agent of Service at above address)


                            Federated Investors Funds
                                                          5800 Corporate Drive
                            Pittsburgh, PA 15237-7000


Federated Shareholder                                     Federated Investors Tower
   Services Company                                       Pittsburgh, PA 15222-3779
("Transfer Agent and Dividend
Disbursing Agent")

Federated Services Company                                Federated Investors Tower
("Administrator") 1001 Liberty Avenue
                            Pittsburgh, PA 15222-3779

Federated Investment Management Co.                       Federated Investors Tower
("Adviser")                                               1001 Liberty Avenue
                            Pittsburgh, PA 15222-3779

State Street Bank and Trust Company                       P.O. Box 8600
("Custodian")     Boston, MA 02266-8600


Item 29.          Management Services:


Not applicable.

Item 30.          Undertakings:

                  Registrant hereby undertakes to comply with the provisions of
                  Section 16(c) of the 1940 Act with respect to the removal of Trustees and the calling of special shareholder meetings by shareholders.

                                                              SIGNATURES

      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Federated Core Trust, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Pittsburgh and Commonwealth of Pennsylvania, on the 16th day of April 1999.

                                                         FEDERATED CORE TRUST

                           BY: /s/ Anthony R. Bosch
                           Anthony R. Bosch, Assistant Secretary
                           Attorney in Fact for John F. Donahue
                           April 16, 1999